                                                                     EXHIBIT 2.3




                            SHARE TRANSFER AGREEMENT



                            THE TORONTO-DOMINION BANK
                                   (AS VENDOR)



                                     - AND -


                            TD WATERHOUSE GROUP, INC.
                                 (AS PURCHASER)











                               DATED JUNE  -, 1999

                            SHARE TRANSFER AGREEMENT
                            ------------------------

     THIS AGREEMENT made the - day of June, 1999,

BETWEEN:

     THE TORONTO-DOMINION BANK
     (a Canadian chartered bank)
     (hereinafter referred to as "Vendor")

                                                             OF THE FIRST PART,

                                     - and -

     TD WATERHOUSE GROUP, INC.,
     a corporation incorporated under the laws of Delaware (hereinafter referred to as the "Purchaser")

                                                             OF THE SECOND PART.


WHEREAS Vendor wishes to transfer the shares of its United Kingdom, Australia and Hong Kong discount broker subsidiaries to the Purchaser and Purchaser wishes to acquire such shares from the Vendor, subject to and in accordance with the terms and conditions hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties have agreed as follows:



                                    ARTICLE 1
                                 INTERPRETATION
                                 --------------

 1.1  DEFINITIONS

      In this Agreement, including the recitals and the Schedules, unless the context otherwise requires:

      (a)  "AGREEMENT" means this Agreement and all amendments made hereto by written agreement between the Vendor and the Purchaser;
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                                     - 2 -



      (b) "BUSINESS DAY" means any day which is not a Saturday, Sunday or statutory holiday in Toronto, Ontario;

      (c) "DIRECTION AND ESCROW AGREEMENT REGARDING THE 1999 GREEN LINE REORGANIZATION" means the agreement entered into among Vendor, Purchaser, TD Securities Inc. and TD Waterhouse Investor Services (Canada) Inc., dated June -, 1999 setting out with respect to the transactions contemplated therein, the list of documents to be exchanged, the parties to whom such documents are to be delivered, the participants in the closing and the terms of escrow and release of escrow, including the times at which the various deliveries of documents are made and the transactions contemplated thereby become effective;

      (d) "EFFECTIVE TIME" means the time of the transfer of the "Transferred Business", as that term is defined and as specified in the Direction and Escrow Agreement Regarding the 1999 Green Line Reorganization;

      (e) "ENCUMBRANCES" means liens, charges, security interests, rights of others or other encumbrances;

      (f) "GLH AUSTRALIA" means Green Line Holdings (Australia) Pty Ltd ACN 077 306 319;

      (g) "GLH AUSTRALIA PROMISSORY NOTE" means the promissory note in the principal amount of CAD15,000,000 to be made by the Purchaser as of the Effective Time in favour of the Vendor;

      (h) "GLH AUSTRALIA SHARES" means all of the issued and outstanding shares in the capital stock of GLH Australia;

      (i)  "GLIS AUSTRALIA" means TD Waterhouse Investor Services
           (Australia) Limited;

      (j)  "GLIS EUROPE" means TD Waterhouse Investor Services (Europe) Limited;

      (k)  "GLIS HK1" means TD Waterhouse Investor Services (Hong Kong) Inc.;

      (l)  "GLIS HK2" means TD Waterhouse Investor Services (Hong Kong) Limited;

      (m) "GLIS HK2 PROMISSORY NOTE" means the promissory note in the principal amount of CAD1,893,000 to be made by the Purchaser as of the Effective

           Time in favour of the Vendor in respect of the transfer of the GLIS HK2 Shares;

      (n) "GLIS HK1 SHARES" means all of the issued and outstanding shares in the capital stock of GLIS HK1;

      (o) "GLIS HK2 SHARES" means all of the issued and outstanding shares in the capital stock of GLIS HK2 other than the one (1) ordinary share of such corporation held by Tordom Nominees (H.K.) Limited;

      (p)  "GLIS UK" means TD Waterhouse Investor Services (U.K.) Limited;

      (q) "GLIS UK PROMISSORY NOTE"means the promissory note in the principal amount of CAD20,600,000 to be made by the Purchaser as of the Effective Time in favour of the Vendor;

      (r) "GLIS UK SHARES" means all of the issued and outstanding shares in the capital stock of GLIS UK;

      (s) "PARTIES" means the parties to this Agreement and "PARTY" means any one of them;

      (t)  "PURCHASE PRICE" has the meaning ascribed thereto in Section 2.2;

      (u) "PURCHASED SHARES" means the GLH Australia Shares, GLIS HK1 Shares, GLIS HK2 Shares, GLIS UK Shares and TDSS Shares;

      (v) "SUBSIDIARIES" means GLH Australia, GLIS HK1, GLIS HK2, GLIS UK and TDSS;

      (w) "TAX ACT" means the Income Tax Act (Canada) 1985 R.S.C. (5th Supp.), c.1, as amended;

      (x)  "TDSS" means TD Waterhouse Securities Services (Hong Kong) Limited;

      (y) "TDSS SHARES" means all of the issued and outstanding shares in the capital stock of TDSS other than the one (1) ordinary share of such corporation held by Tordom Nominees (H.K.) Limited;

      (z) "TDSS PROMISSORY NOTE" means the promissory note in the principal amount of CAD1,893,000 to be made by the Purchaser as of the Effective Time in favour of Vendor in respect of the transfer of the TDSS Shares;

     (aa)"THIRD PARTY" means any Person other than a Party; and

     (bb)"THIS AGREEMENT", "HEREIN", "HERETO", "HEREOF" and similar expressions refer to this Share Transfer Agreement as amended from time to time.

1.2   ARTICLE, SECTION AND SCHEDULE REFERENCES

      Except as otherwise expressly provided, a reference in this Agreement to an "Article", "section", "subsection", "paragraph" or "Schedule" is a reference to an article, section, subsection, paragraph or schedule of or to this Agreement.

1.3   INTERPRETATION NOT AFFECTED BY HEADINGS

      The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

1.4   INCLUDED WORDS

      When the context reasonably permits, words suggesting the singular shall be construed as suggesting the plural and vice versa, and words suggesting one gender shall be construed as suggesting other genders.

1.5   SCHEDULES

      The following Schedules are attached to and form a part of this Agreement:

      Schedule "A"    -    Purchased Shares and Purchase Price
      Schedule "B"    -    Authorized and Outstanding Shares of Purchaser



                                    ARTICLE 2
                            PURCHASE AND SALEARTICLE
                            ------------------------

2.1   PURCHASE AND SALE

      As of the Effective Time and subject to the provisions of Article 5, the Vendor hereby sells to the Purchaser and the Purchaser hereby purchases from the Vendor the Purchased Shares.

2.2   PURCHASE PRICE

      The consideration (the "Purchase Price") for the purchase of the Purchased Shares shall be the aggregate of all consideration listed in Schedule "A".



                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

3.1   REPRESENTATIONS AND WARRANTIES OF VENDOR

      Vendor represents and warrants to the Purchaser that:

      (a) Vendor Standing: Vendor is a Canadian chartered bank, duly organized and validly existing under the laws of Canada and now has the requisite corporate power and authority to perform its obligations in accordance with the Agreement;

      (b) Authorized Capital of the Subsidiaries: the authorized capital of the Subsidiaries consists of the number and classes of shares listed in Schedule "A", of which the corresponding numbers of shares listed in Schedule "A" have been validly issued and are outstanding as fully paid and non-assessable shares;

      (c) Ownership of Purchased Shares: Immediately prior to the purchase and sale of the Purchased Shares herein provided, the Vendor was the beneficial and registered owner of all of the issued and outstanding shares in the capital stock of the Subsidiaries except one (1) ordinary share in the capital stock of GLIS HK2, of which Tordom Nominees (H.K.) Limited was the registered owner and the Vendor was the beneficial owner, and one (1) ordinary share in the capital stock of TDSS, of which Tordom Nominees (H.K.) Limited was the registered owner and the Vendor was the beneficial owner, free and clear of all Encumbrances;

      (d) Ownership of GLIS Australia Shares: GLH Australia is the beneficial and registered owner of all of the issued and outstanding shares in the capital stock of GLIS Australia, free and clear of all Encumbrances;

      (e) Ownership of GLIS Europe Shares: GLIS UK is the beneficial and registered owner of all of the issued and outstanding shares in the capital stock of GLIS Europe, free and clear of all Encumbrances;

      (f) Authority, No Encumbrances: the Vendor has good and sufficient power, authority and right to enter into and deliver this Agreement and to transfer the legal and beneficial title and ownership of the Purchased Shares to the Purchaser free and clear of all Encumbrances;

      (g) No Options: there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon:

           (i) the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Purchased Shares other than pursuant to the provisions of this Agreement, or

           (ii) any of the Subsidiaries, GLIS Europe or GLIS Australia to allot or issue any of its respective unissued shares or to create any additional class of shares;

      (h) No Conflicts: the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any of the constating documents, by-laws or governing documents of Vendor;

      (i) Execution of Documents: this Agreement has been duly authorized, executed and delivered by Vendor and all other documents executed and delivered by Vendor pursuant hereto have been duly executed and delivered by Vendor, and this Agreement and such documents constitute legal, valid and binding obligations of the Vendor, enforceable in accordance with their respective terms;

      (j) Residency: Vendor is not a non-resident of Canada within the meaning of the provisions of the Tax Act; and

      (k) Associated Company Status: At the Effective Time, a wholly-owned subsidiary of the Vendor shall be the beneficial owner of 90% or more of the issued share capital of the Purchaser.

3.2   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Purchaser represents and warrants to the Vendor that:

      (a) Standing: the Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power and authority to perform its obligations in accordance with this Agreement;

      (b) No Conflicts: the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, the constating documents, by-laws or governing documents of the Purchaser;

      (c) Execution of Documents: this Agreement has been duly authorized, executed and delivered by the Purchaser and all other documents (including the GLH Australia Promissory Note, GLIS HK2 Promissory Note, GLIS UK Promissory Note and TDSS Promissory Note) executed and delivered by the Purchaser pursuant hereto have been duly executed and delivered by the Purchaser, and this Agreement and such documents constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms;

      (d) Authorized Capital of Purchaser: Immediately prior to the purchase and sale of the Purchased Shares herein provided, the authorized capital of the Purchaser consisted of the number and classes of shares listed in Schedule "B", of which the corresponding numbers of shares listed in Schedule "B" had been validly issued and were outstanding as fully paid and non-assessable shares;

      (e) Shares of Purchaser: the - common shares in the capital stock of the Purchaser issued to the Vendor pursuant to Section 2.2 have been validly created, allotted and issued as fully-paid and non-assessable shares, are registered in the name of Vendor, and are free and clear of all Encumbrances; and

      (f) Associated Company Status: At the Effective Time, a wholly-owned subsidiary of the Vendor shall be the legal owner of at least 90% of the issued share capital of the Purchaser.

3.3   LIMITATION

      No claim under this Article 3 shall be made or be enforceable by the Vendor or by the Purchaser, unless written notice of such claim, with reasonable particulars, is given by such Party to the Party against whom the claim is made.

3.4   SURVIVAL OF VENDOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      (a)  The representations and warranties of the Vendor set forth in Section
           3.1 shall survive the completion of the sale and purchase of the Purchased Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser for a period of three (3) years from the Effective Time.

      (b) The covenants of the Vendor set forth in this Agreement shall survive the completion of the sale and purchase of the Purchased Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser in accordance with the terms thereof.

3.5   SURVIVAL OF PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      (a) The representations and warranties of the Purchaser set forth in Section 3.2 shall survive the completion of the sale and purchase of the Purchased Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendor for a period of three (3) years from the Effective Time.

      (b) The covenants of the Purchaser set forth in this Agreement shall survive the completion of the sale and purchase of the Purchased Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendor in accordance with the terms thereof.



                                    ARTICLE 4
                            COVENANTS AND INDEMNITIES
                            -------------------------

4.1   TAXES

      The Purchaser does not assume and shall not be liable for any taxes under the Tax Act or any other taxes whatsoever which may be or become payable by the Vendor including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the sale by the Vendor to the Purchaser of the Purchased Shares herein contemplated, and the Vendor shall indemnify and save harmless the Purchaser from and against all such taxes.

      The Purchaser, and not the Vendor, shall be liable for and shall pay within the required periods all stamp duties and other transfer taxes which become payable by the Purchaser in connection with the purchase by the Purchaser from the Vendor of the Purchased Shares herein contemplated, and the Purchaser shall indemnity and save harmless the Vendor from and against all such taxes.

4.2   GENERAL INDEMNITY OF THE VENDOR

      The Vendor shall indemnify and save harmless the Purchaser from and against all losses, damages or expenses directly or indirectly suffered by the Purchaser resulting from any breach of any covenant of the Vendor contained in this

      Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.1.

4.3   GENERAL INDEMNITY OF THE PURCHASER

      The Purchaser shall indemnify and save harmless the Vendor from and against all losses, damages or expenses directly or indirectly suffered by the Vendor resulting from any breach of any covenant of the Purchaser contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.2.



                                    ARTICLE 5
                         CONDITIONS TO PURCHASE AND SALE
                         -------------------------------

5.1   ABSENCE OF FOREIGN INVESTMENT APPROVAL RE. GLH AUSTRALIA SHARES

      (a) The sale and transfer of the GLH Australia Shares and the delivery of the portion of the Purchase Price payable in consideration thereof shall not proceed unless (i) a notice in writing is issued by or on behalf of the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to the Purchaser and the Vendor entering into and completing this Agreement, either unconditionally or on terms reasonably acceptable to the Purchaser, or (ii) the Treasurer of the Commonwealth of Australia becomes precluded from making an order in respect of the transfer of the GLH Australia Shares under the Foreign Acquisitions and Takeovers Act 1975 (Cth).

      (b) In the event that the notice referred to in Section 5.1(a) has not been given prior to the Effective Time, the Parties shall diligently seek to effect the sale and transfer of the GLH Australia Shares and the delivery of that portion of the Purchase Price deliverable in consideration thereof, as soon as practicable following the issuance of such a notice or the time following which the Treasurer of the Commonwealth is precluded from making an order in respect of such transfer.

5.2   OTHER ABSENCE OF CONSENT OR APPROVAL

      (a) Where any consent, approval or agreement of any Third Party, other than the approval described in Section 5.1, is required to the transfer of any of the Purchased Shares, and such consent, approval or agreement has not been obtained at or before the Effective Time, the transfer of the affected

           Purchased Shares only shall not take effect, notwithstanding the passage of the Effective Time, until that consent, approval or agreement has been obtained.

      (b) After the Effective Time, and until such time as any consent, approval or agreement referred to in Section 5.2(a) is obtained, Vendor shall be deemed to hold the benefit of such asset for the Purchaser.




                                    ARTICLE 6
                                     GENERAL
                                     -------

6.1   FURTHER ASSURANCES


      Each Party will, from time to time and at all times after the Effective Time, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

6.2   NO MERGER

      Subject to any limitations set forth herein, the covenants, representations, warranties and indemnities contained in this Agreement shall survive the execution and delivery hereof and shall not merge in any assignments, conveyances, transfers or other documents executed and delivered at or after the date hereof, notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

6.3   ENTIRE AGREEMENT

      The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail.

6.4   GOVERNING LAW

      This Agreement shall be subject to and interpreted, construed and enforced in accordance with the laws of Ontario and the laws of Canada applicable therein and shall be treated as a contract made in Ontario. The Parties irrevocably attorn and submit to the jurisdiction of the courts of Ontario and courts of appeal therefrom in respect of all matters arising out of this Agreement.

6.5   ASSIGNMENT, ENUREMENT, ETC.

      Neither the obligations nor the benefits under this Agreement shall be assignable unless:

      (a)  The assignor has given notice to the other party hereto;

      (b) The assignment is an assignment of all of the assignor's rights, benefits and obligations hereunder; and

      (c) The assignment is made in connection with or as part of a corporate reorganization of the assignor, a merger or amalgamation of the assignor with one or more other corporations or the sale by the assignor of all or substantially all of its assets.

      Notwithstanding any such assignment, the assignor shall continue to remain liable for its obligations hereunder jointly and severally with the assignee, and the assignee's rights and benefits hereunder shall be subject to any rights of set-off and equities existing as between the assignor and the other party hereto. Any purported assignment in contravention of this section shall be void. This Agreement shall be binding upon and enure to the benefit of the Purchaser, Vendor and their respective successors and permitted assigns.

6.6   TIME OF ESSENCE

      Time shall be of the essence in this Agreement.


6.7   NOTICES

      The addresses and fax number of each Party for notices shall be as follows:

      Vendor:          Toronto-Dominion Centre
                       P.O. Box 1, 12th Floor
                       Toronto, Ontario M5K 1A2

                       Attention:   Senior Vice-President, Compliance
                       Fax:         (416) 944-6932


      Purchaser:       100 Wall Street
                       New York, New York 10005

                       Attention:   Executive Vice-President and General Counsel
                       Fax:         (212) 509-8099

      Any notice, communication or statement (a "notice") required, permitted or contemplated hereunder shall be in writing and shall be delivered as follows:

      (a) by delivery to a Party between 8:00 a.m. and 4:00 p.m. local time on a Business Day at the address of such Party for notices, in which case the notice shall be deemed to have been received by that Party when it is delivered; or

      (b) by telecopier to a Party to the telecopier number of such Party for notices, in which case, if the notice was telecopied prior to 4:00 p.m. local time on a Business Day the notice shall be deemed to have been received by that Party when it was telecopied and if it was faxed on a day which is not a Business Day or is faxed after 4:00 p.m. local time on a Business Day, it shall be deemed to have been received on the next following Business Day.

      A Party may from time to time change its address for service or its fax number for service by giving written notice of such change to the other Party.

6.8   INVALIDITY OF PROVISIONS

      If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

      (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      (b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

6.9   WAIVER

      No waiver by any Party of any breach (whether actual or anticipated) of any of the terms, conditions, representations or warranties contained herein shall take effect or be binding upon that Party unless the waiver is expressed in writing under the authority of that Party. Any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

6.10  REMEDIES GENERALLY

      No failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy in law or in equity or by statute or otherwise conferred.

6.11  AMENDMENT

      This Agreement shall not be varied in its terms or amended by oral agreement or by representations or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each Party.

6.12  COUNTERPART EXECUTION

      This Agreement may be executed in counterpart and all executed counterparts together shall constitute one agreement.

6.13  ACCESS TO BOOKS, RECORDS AND PERSONNEL

      After the Effective Time, the Purchaser shall permit Vendor and its representatives to continue to have full and complete access to the books and records of the Subsidiaries, GLIS Australia and GLIS Europe and their respective personnel as Vendor may require for the purpose of complying with all laws as well as its legitimate business purposes, including without limitation in connection with any claims, demands or litigation. The Purchaser shall provide Vendor with its full co-operation (including testimony if requested) in connection with such purposes. The Purchaser shall ensure that each of the Subsidiaries, GLIS Australia and GLIS Europe preserves and maintains its books and records for the greater of: (i) 15 years or (ii) such other time as they may be relevant.


     IN WITNESS WHEREOF the Parties have executed this Agreement.


THE TORONTO-DOMINION BANK                       TD WATERHOUSE GROUP, INC.


Per:                                            Per:
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Per:                                            Per:
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